EXHIBIT 5.1

June 13, 2022

Optical Cable Corporation

5290 Concourse Drive

Roanoke, Virginia 24019

RE: Registration Statement on Form S-8

Gentlemen:

We have acted as counsel to Optical Cable Corporation, a Virginia corporation (the “Company”) in connection with the Registration Statement on Form S-8 (the “Registration Statement”) that is being filed on the date hereof with the Securities and Exchange Commission by the Company pursuant to the Securities Act of 1933, as amended, relating to the registration of 1,200,000 common shares, no par value (the “Shares”) of the Company, which may be issued pursuant to the Optical Cable Corporation 2017 Stock Incentive Plan (the “ 2017 Plan”).

We have examined copies, certified or otherwise identified to our satisfaction, of the 2017 Plan and such corporate records and other documents as we have considered necessary or appropriate for the purposes of this opinion and have made such inquiries of officers and representatives of the Company as to factual matters as we have considered relevant and necessary as a basis for this opinion. Based on the foregoing, we are of the opinion that the Shares which may be issued under the Plan have been validly authorized and, when issued or sold in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

The opinion expressed herein is limited to the Corporations law of the Commonwealth of Virginia, as currently in effect, and we express no opinion with respect to any other law of the Commonwealth of Virginia or the laws of any other jurisdiction. In addition, we have assumed that the resolutions authorizing the Company to issue or deliver and sell the Shares pursuant to the 2017 Plan will be in full force and effect at all times at which such Shares are issued or delivered or sold by the Company, and that the Company will take no action inconsistent with such resolutions.

This opinion is rendered to you and for your benefit solely in connection with the registration of the Shares to be issued pursuant to the Plan. This opinion may not be relied on by you for any other purpose and may not be relied upon by, nor may copies thereof be provided to, any other person, firm, corporation, or entity for any purposes whatsoever without our prior written consent. Notwithstanding the foregoing, we hereby consent to be named in the Registration Statement as attorneys who passed upon the legality of the Shares and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/   Woods Rogers PLC